                                                                   EXHIBIT 99.1



CYH Announces First Quarter 2001 Results
Page 1
April 25, 2001

Investor Contact:          W. Larry Cash
                           Executive Vice President
                            and Chief Financial Officer
                           (615) 373-9600

                 COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES STRONG
       FIRST QUARTER 2001 RESULTS WITH NET OPERATING REVENUE UP 29.2% AND
                                 EBITDA UP 28.6%
                    -----------------------------------------


BRENTWOOD, Tenn. (April 25, 2001) -- Community Health Systems, Inc. (NYSE: CYH), today announced financial and operating results for the first quarter ended March 31, 2001.

         Net operating revenues for the first quarter ended March 31, 2001, totaled $398.6 million, a 29.2% increase compared with $308.7 million for the first quarter ended March 31, 2000. EBITDA for the first quarter of 2001 was $77.2 million compared with $60.1 million in the first quarter of 2000, representing a 28.6% increase. Net income was $10.8 million, or $0.12 per share (diluted), on 87.6 million average shares outstanding for the quarter ended March 31, 2001, compared with $0.9 million, or $0.02 per share (diluted), on 55.8 million average shares outstanding for the same period last year.

         The consolidated financial results for the first quarter ended March 31, 2001, reflect a 23.6% increase in total admissions and a 22.2% increase in adjusted admissions, compared with the first quarter of 2000. On a same store basis, net revenues in the first quarter of 2001 increased 10.6%, admissions increased 6.7%, and adjusted admissions increased 5.5%, compared with the same period last year.

          The 56.8% increase in the weighted average number of shares (diluted) outstanding for the first quarter ended March 31, 2001, is due principally to the Company's initial public offering in June 2000, a secondary public offering in November 2000 and, to a lesser extent, stock options granted during 2000.

         "Our strong financial and operating performance in 2000 continued in the first quarter of 2001," commented Wayne T. Smith, Chairman of the Board, President and Chief Executive Officer. "We are particularly pleased with the positive operating trends and the strong level of execution in our hospitals as demonstrated by our same store growth in admissions, revenues, and EBITDA. We are confident about our ability to meet our strategic objectives and provide quality healthcare services in the non-urban communities that we serve."


                                    - MORE -

CYH Announces First Quarter 2001 Results
Page 2
April 25, 2001

         Community Health Systems, Inc., a leading provider of non-urban acute healthcare services, currently owns or operates 52 hospitals across 20 states. These facilities, together with their medical staffs, provide a wide range of inpatient and outpatient acute care services and a variety of specialty services.

         Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, April 26, 2001 at 10:30 a.m. CDT, 11:30 a.m. EDT. Investors will have the opportunity to listen to a live broadcast of the conference call over the Internet through the Company's web site at www.chs.net, or www.streetevents.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through May 26, 2001.

         STATEMENTS CONTAINED IN THIS NEWS RELEASE REGARDING EXPECTED OPERATING RESULTS AND OTHER EVENTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES. ACTUAL FUTURE EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THESE STATEMENTS. READERS ARE REFERRED TO THE DOCUMENTS FILED BY COMMUNITY HEALTH SYSTEMS, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION STATEMENT NO. 333-47354) AND FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000. THESE FILINGS IDENTIFY IMPORTANT RISK FACTORS AND OTHER UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD LOOKING STATEMENTS.






                                    - MORE -

CYH Announces First Quarter 2001 Results
Page 3
April 25, 2001


                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                           THREE MONTHS ENDED
                                                 MARCH 31,
                                        -----------------------
                                          2001           2000
                                        --------       --------

Net operating revenues                  $398,645       $308,651

EBITDA                                  $ 77,248       $ 60,081

Net income                              $ 10,848       $    921

Net income per share - basic            $   0.13       $   0.02

Weighted average number of shares
   outstanding - basic                    85,528         54,634

Net income per share - diluted          $   0.12       $   0.02

Weighted average number of shares
   outstanding - diluted                  87,576         55,838


                                     -MORE-

CYH Announces First Quarter 2001 Results
Page 4
April 25, 2001


                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                       2001           2000
                                                     -----------------------

Net operating revenues                               $398,645       $308,651
                                                     --------       --------

Operating expenses:

   Salaries and benefits                              153,734        120,407
   Provision for bad debts                             36,973         27,955
   Supplies                                            46,759         35,979
   Other operating expenses                            83,931         64,229
   Depreciation and amortization                       21,461         16,380
   Amortization of goodwill                             7,046          6,168
                                                     --------       --------
     Total expenses                                   349,904        271,118
                                                     --------       --------

Income from operations                                 48,741         37,533

Interest expense, net                                  27,553         32,683
                                                     --------       --------

Income before income taxes                             21,188          4,850

Provision for income taxes                             10,340          3,929
                                                     --------       --------

Net income                                           $ 10,848       $    921
                                                     ========       ========

Net income per share - basic                         $   0.13       $   0.02
                                                     ========       ========

Net income per share - diluted                       $   0.12       $   0.02
                                                     ========       ========

Weighted average number of shares outstanding:

   Basic                                               85,528         54,634
                                                     ========       ========
   Diluted                                             87,576         55,838
                                                     ========       ========


                                     -MORE-

CYH Announces First Quarter 2001 Results
Page 5
April 25, 2001


                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (UNAUDITED)
                                ($ IN THOUSANDS)


                                                           FOR THE THREE MONTHS ENDED MARCH 31,
                                   ---------------------------------------------------------------------------------
                                                  CONSOLIDATED                         SAME HOSPITALS
                                   -------------------------------------    ----------------------------------------
                                       2001          2000*      % Change      2001          2000*        % Change
                                   ------------  -------------  --------    --------      --------      ----------
Number of hospitals                        52            46                      46            46
Licensed beds                           4,688         4,220                   4,186         4,186
Beds in service                         3,595         3,281                   3,199         3,247
Admissions                             42,882        34,704        23.6%     36,837        34,513            6.7%
Adjusted admissions                    76,137        62,309        22.2%     65,325        61,936            5.5%
Patient days                          165,743       138,473        19.7%    142,053       137,762            3.1%
Average length of stay (days)             3.9           4.0                     3.9           4.0
Occupancy rate (beds in service)         51.3%         47.4%                   50.2%         47.7%
Net operating revenues               $398,645      $308,651        29.2%   $337,750      $305,274           10.6%
Net inpatient revenue as a % of
   Total net operating revenue           52.5%         52.4%                   52.0%         52.8%
Net outpatient revenue as a % of
   Total net operating revenue           46.4%         45.8%                   46.9%         46.0%
EBITDA as a % of net
   operating revenue                     19.4%         19.5%                   19.8%         19.2%


---------
* 2000 includes one more business day in the quarter due to leap year.


                                     -MORE-

CYH Announces First Quarter 2001 Results
Page 6
April 25, 2001


                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                ($ IN THOUSANDS)


                                                        MARCH 31,       DECEMBER 31,
                                                          2001              2000
                                                       -----------      -----------

ASSETS

Current assets:

    Cash and cash equivalents                          $    23,216      $    13,740
    Patient accounts receivable, net                       313,117          309,826
    Other current assets                                    82,033           85,011
                                                       -----------      -----------
       TOTAL CURRENT ASSETS                                418,366          408,577
                                                       -----------      -----------

Property and equipment                                     874,781          850,201
    Less accumulated depreciation and amortization        (155,815)        (142,120)
                                                       -----------      -----------
       Property and equipment, net                         718,966          708,081
                                                       -----------      -----------
Goodwill, net                                              981,596          985,568
                                                       -----------      -----------
Other assets, net                                          103,012          111,611
                                                       -----------      -----------
       TOTAL ASSETS                                    $ 2,221,940      $ 2,213,837
                                                       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Current maturities of long-term debt               $    17,144      $    17,433
    Accounts payable and accrued liabilities               218,083          223,440
                                                       -----------      -----------
       TOTAL CURRENT LIABILITIES                           235,227          240,873
                                                       -----------      -----------
Long-term debt                                           1,204,610        1,201,590
                                                       -----------      -----------
Other long-term liabilities                                 15,127           15,200
                                                       -----------      -----------
Stockholders' equity                                       766,976          756,174
                                                       -----------      -----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 2,221,940      $ 2,213,837
                                                       ===========      ===========


                                     - END -